Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references of our firm under the captions “Financial Highlights” and “Experts” in the Joint Proxy Statement/Prospectus of New RMR Asia Pacific Real Estate Fund and to the incorporation by reference of our reports, dated February 19, 2009, on RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2008,  included in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-14, 333-156412) of New RMR Asia Pacific Real Estate Fund.

We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of New RMR Asia Pacific Real Estate Fund and to the inclusion of our report, dated March 27, 2009, on the statement of assets and liabilities of New RMR Asia Pacific Real Estate Fund as of March 25, 2009, included in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-14, 333-156412) of New RMR Asia Pacific Real Estate Fund.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 27, 2009